FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        COEUR D'ALENE MINES CORPORATION
            (Exact name of registrant as specified on its charter)

             IDAHO                                        82-0109423
 --------------------------------                ----------------------------
 (State or other jurisdiction of                 (I.R.S. Employer Ident. No.)
 incorporation or organization)

 505 Front Avenue, Coeur d'Alene, Idaho                   83814
 --------------------------------------                 ----------
 (Address of principal executive                        (Zip Code)
  offices)


  If  this  form   relates  to  the       If  this  form   relates  to  the
  registration   of  a   class   of       registration   of  a   class   of
  securities  pursuant  to  Section       securities  pursuant  to  Section
  12(b) of the  Exchange Act and is       12(g) of the  Exchange Act and is
  effective   pursuant  to  General       effective   pursuant  to  General
  Instruction  A.(c),  please check       Instruction  A.(d),  please check
  the following box. [X]                  the following box.  [ ]


Securities  Act  registration   statement  file  number  to  which  this  form
relates: 333-40513
         ---------
       (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
 -------------------------------            -------------------------------
 7 1/4% Convertible Subordinated                New York Stock Exchange
      Debentures due 2005                       Pacific Stock Exchange

 Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the 7 1/4 % Convertible Subordinated Debentures due 2005(the "Debentures") of Coeur d'Alene Mines Corporation, an Idaho corporation, (the "Company"), contained in the Company's Form S-3 Registration Statement (File No. 333- 40513), as filed with the Commission on November 19, 1997, is incorporated herein by reference pursuant to the instruction to Item 1 of Form 8-A. Such description is set forth under the caption "Description of Debentures" that appears on pages 27 through 33 of the preliminary prospectus (the "Prospectus") contained in the Registration Statement.

     The Company's common stock, par value $1.00 per share, (the "Common Stock") and the rights to purchase Series A Preferred Stock attached thereto (the "Rights") have been listed on the New York Stock Exchange since April 18, 1990. The description of the Common Stock and Rights set forth under the caption "Description of Capital Stock" on pages 34 through 36 of the Prospectus is incorporated herein by reference.

Item 2. Exhibits.

     The Debentures are to be registered on the New York Stock Exchange and the Pacific Stock Exchange, on which the Common Stock and attached Rights are listed. Accordingly, the following exhibits required under Instruction I of the Instructions as to Exhibits of Form 8-A, are incorporated by reference herein and filed with the New York Stock Exchange and the Pacific Stock
Exchange:

      1. Form of Debenture (set forth in Article II of the Indenture incorporated by reference herein as Exhibit 2 hereto).

      2. Indenture, dated as of October 15, 1997, between the Company and Bankers Trust Company, as Trustee (incorporated herein by reference to Exhibit 4 to the Company's Registration Statement of Form S-3 (File No. 333-40513)).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COEUR D'ALENE MINES CORPORATION




November 19, 1997                             By: /s/DENNIS E. WHEELER
                                                  --------------------
                                                  Dennis E. Wheeler
                                                  Chairman of the Board,
                                                  President and Chief
                                                  Executive Officer